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                                                                      Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of Interstate/Johnson Lane, Inc. on Form S-8 (File No. 333-17995) of our report dated October 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Interstate/Johnson Lane, Inc. as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is included in this Annual Report on Form 10-K.







                                 /s/ Coopers & Lybrand L.L.P.

Charlotte, North Carolina
December 23, 1997